Exhibit 99.1

Zoned Properties Completes Expansion of Facilities to Increase Rental Payments

Construction at Medical Marijuana Business Park in Tempe, Arizona Completed as Scheduled, Rents Have

Increased Effective February 1;

Begins Design Process for Next 10,000 Square Foot Expansion

SCOTTSDALE, Ariz., February 09, 2017 /PRNewswire/ -- Zoned Properties, Inc. (OTCQX: ZDPY), a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries, including the licensed marijuana industry, today announced the Company has completed the construction of an expansion for its tenant at the Company’s Medical Marijuana Business Park in Tempe Arizona, enabling a significant increase in rental payments that began February 1, 2017. In addition, the Company also announced it has begun the pre-construction design phase for the next 10,000 square foot expansion of cultivation space for its tenant at the Medical Marijuana Business Park.

“Completing the development of this sophisticated facility on schedule and according to our tenant’s specifications has enabled the seamless expansion of their business and is providing Zoned Properties with increased rental payments and cash flows to support our growth objectives,” commented Bryan McLaren, Chief Executive Officer of Zoned Properties. “The relationships we develop with the local community and our tenants ensure we are investing for growth at a pace that is mutually beneficial and reduces the business and financial risk for both organizations.”

The Company began construction to expand the leased space for its tenant at the Tempe facility from 5,000 to 15,000 square feet during the third quarter of 2016 and expects to increase the developed and leased space to 25,000 square feet by the end of 2017. The tenant at the facility intends to have the largest infusion kitchen and processing facility in Arizona and has already begun cultivating and operating in the new space. As a result, the monthly rental payments for the space increased by nearly 90% effective February 1, 2017, according to the terms of the lease agreement with the tenant. The Company has reserved an additional 15,000 square feet of space for the tenant's future expansions.

Zoned Properties has begun the pre-construction design phase for the next 10,000 square foot expansion of cultivation space at the Medical Marijuana Business Park in Tempe, Arizona for its existing tenant. This project is expected to commence construction in the third quarter of 2017 and drive increased monthly rent payments upon completion in the 1st quarter of 2018.

About Zoned Properties, Inc. (ZDPY):

Zoned Properties is a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries. The Company acquires commercial properties that face unique zoning challenges and identifies solutions that can potentially have a major impact on the cash flow and value generated. Zoned Properties targets commercial properties that can be acquired and potentially re-zoned for specific purposes. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substances Act.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Brett Maas
Managing Partner
Hayden IR
Tel (646) 536-7331
brett@haydenir.com